                                                                    CONFIDENTIAL



                                LICENSE AGREEMENT

                                     BETWEEN

                                XENOMETRIX, INC.

                                       AND

                            ROSETTA INPHARMATICS INC.








* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                LICENSE AGREEMENT

This Agreement (this "AGREEMENT") is made this 12th day of November, 1998 (the "EFFECTIVE Date"), by and between Xenometrix, Inc. ("XENO"), a Delaware corporation with principal offices at 2425 North 55th Street, Boulder, CO 80301-5700 and Rosetta Inpharmatics, Inc. ("ROSETTA"), a Delaware corporation with principal offices at 12040 115th Avenue N.E., Kirkland, WA 98034, to license certain technology according to the terms and conditions, but subject to the limitations, set forth in this Agreement.

                                    RECITALS

WHEREAS, XENO is the owner or exclusive licensee of the XENO Patents (as defined below) and the Harvard Patents (as defined below) relating to certain assays, technology and intellectual property further described herein, and desires to non-exclusively license the same to ROSETTA; and

WHEREAS, ROSETTA seeks to obtain certain non-exclusive license rights and sublicensing rights under the XENO Patents and the Harvard Patents, according to the terms contained herein;

Now, therefore, in consideration of the foregoing and the covenants and promises contained herein, the parties agree as follows:

 1.  DEFINITIONS

     1.1. "AFFILIATE" means any corporation or other business entity controlled by, or in common control of an entity. Control, as used in the context of a business entity, means the ownership directly or indirectly of greater than fifty percent (5 0%) of the voting securities of the person, corporation, or other entity.

     1.2. "CONFIDENTIAL INFORMATION" means all information, compounds, data, and Materials received by either party from the other party pursuant to this Agreement including, without limitation, technology of each party, subject to the exceptions set forth in Section 5.1.

     1.3. "FIELD" means gene expression profiling and protein expression profiling, including but not limited to, identifying disturbances of cell homeostasis and related identified chemicals.

     1.4. "HARVARD LICENSE AGREEMENT" means the license agreement between the President and Fellows of Harvard College ("Harvard") and Venmark Ltd., now XENO, executed on January 17, 1992, as amended to date, attached hereto as Exhibit C.

     1.5. "HARVARD PATENTS" means all patents and patent, applications listed on Exhibit A (Mammalian) and Exhibit B (Bacterial) hereto, including but not limited to any reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, continuations, divisionals or continuations-in-part of the foregoing patents and patent applications, as well as all foreign counterparts or equivalents thereof.

     1.6. "MATERIALS" means any biological or chemical entity for screening or assays, including reagents, cells, promoters, enhancers, vectors, plasmids, proteins and fragments thereof, peptides, antigens, antibodies, antagonists, agonists, inhibitors, and chemicals.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

     1.7. "XENO PATENTS" means all the patents and patent applications listed on Exhibits A and B hereto, any patent applications filed prior or subsequent to the Effective Date that claim the benefit of an early filing date to any of the patent applications listed in Exhibit A and Exhibit B, and any reissues, extensions, substitutions, confirmations, re-registrations, reexaminations, continuations, divisionals or continuations-in-part of the foregoing patents and patent applications, as well as all foreign counterparts or equivalents thereof.

     1.8. "THIRD PARTY" means any entity other than (i) ROSETTA and any of its Affiliates, and (ii) XENO and any of its Affiliates.

 2.  LICENSES

     2.1. GRANT OF LICENSES UNDER THE XENO PATENTS AND THE HARVARD PATENTS FROM XENO TO ROSETTA.

          2.1.1. NON-EXCLUSIVE LICENSE TO XENO PATENTS. XENO hereby grants to ROSETTA and its Affiliates a non-exclusive, world-wide license in the Field under XENO's ownership interest in the XENO Patents [***].

          2.1.2. NON-EXCLUSIVE SUBLICENSE TO HARVARD PATENTS UNDER THE HARVARD LICENSE AGREEMENT. XENO hereby grants to ROSETTA and its Affiliates a non-exclusive, world-wide sublicense in the Field under XENO's right to sublicense the Harvard Patents in the Harvard License Agreement [***].

 3.  COMPENSATION

     3.1. COMPENSATION FOR THE XENO PATENTS LICENSE AND HARVARD PATENTS SUBLICENSE.

          3.1.1. LICENSES AND RIGHTS. As consideration for the licenses and rights granted to ROSETTA herein, ROSETTA will pay to XENO:

                           a)       [***] upon signing of the Agreement, of
which [***]


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

[***]

                           b)       [***]

 4.  REPRESENTATIONS AND WARRANTIES; COVENANTS

     4.1. REPRESENTATIONS AND WARRANTIES OF ROSETTA AND XENO.

          Each party hereby represents and warrants:

                  CORPORATE POWER. Such party is duly organized and validly existing and in good standing under the laws of the state and/or country of its incorporation and has all requisite corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  DUE AUTHORIZATION. Such party is duly authorized and has all corporate power necessary to execute and deliver this Agreement and to perform its obligations hereunder.

                  BINDING AGREEMENT. This Agreement is a legal and valid obligation binding upon such party and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

     4.2. TITLE; NO INFRINGEMENT. XENO has full title and ownership of the XENO Patents and XENO has all rights to the XENO Patents and the Harvard Patents necessary to allow it to perform its obligations as contemplated in thiso Agreement. The licenses and sublicenses granted by XENO to ROSETTA under this Agreement will in no way constitute an infringement or other violation of any copyright, trade secret, trademark, patent or other proprietary right of any third party.

     4.3. NEGATION OF WARRANTIES

                  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, XENO MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THERE ARE NO (a) EXPRESSED OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR TO XENO'S KNOWLEDGE THAT THE USE OF THE XENO PATENTS AND HARVARD PATENTS AS CONTEMPLATED IN THIS AGREEMENT WILL NOT INFRINGE ANY PATENT, COPYRIGHT, TRADEMARK, OR OTHER RIGHTS OR (b) ANY OTHER EXPRESSED OR IMPLIED WARRANTIES.

     4.4. HARVARD LICENSE AGREEMENT. XENO hereby represents and warrants that
          (a) [***], the Harvard License Agreement has not at the date hereof expired or been terminated by either XENO or Harvard and that XENO has not at the date hereof received nor given notice of breach or termination for breach of the Harvard License Agreement [***]


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          neither XENO nor Harvard is in default under the Harvard
          License Agreement. XENO covenants to use best efforts to maintain the Harvard License Agreement from the date of this Agreement through the term of the Harvard License Agreement, including, but not limited to
          (c) complying with its obligations to pay the compensation due for the Harvard License Agreement and (d) refraining from entering into any modification or termination of the Harvard License Agreement that would in anyway affect ROSETTA's rights to the Harvard Patents under this Agreement. In the event that the Harvard License Agreement is terminated, the sublicense granted to ROSETTA by XENO pursuant to
          Section 2.1.2 with respect to [***] will survive and any further sublicenses granted by ROSETTA to its sublicensee with respect to [***] shall survive.

     4.5. INFRINGEMENT. ROSETTA hereby agrees to notify XENO immediately of any claim it receives for alleged patent infringement through use of XENO Patents Licenses and Rights.

     4.6. LICENSE AGREEMENT TO A THIRD PARTY. XENO hereby warrants that during the term of this Agreement XENO will not license XENO patents and/or sublicense Harvard License Agreement to a Third Party under financial and legal conditions substantially more favorable than the terms of the present Agreement.

5.       CONFIDENTIALITY

     5.1. CONFIDENTIAL INFORMATION. Except as expressly provided herein, the parties agree that, for the Term and [***] thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose to another party and shall not use for any purpose other than to perform the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                  (d) was lawfully disclosed to the receiving party by a person other than a party hereto; or

                  (e) was independently developed by the receiving party.

     5.2. PERMITTED USE AND DISCLOSURES. Each party hereto may use or disclose Confidential Information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in filing or prosecuting patent applications, prosecuting or defending litigation, complying with applicable law, governmental regulation or court order, submitting information to tax or other governmental authorities, making a permitted sublicense or otherwise exercising its rights


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          hereunder, provided that if a party is required to make any such disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, save to the extent inappropriate in the case of patent applications, will use reasonable efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

     5.3. CONFIDENTIAL TERMS. Except as expressly provided herein, each party agrees not to disclose any material or financial terms of this Agreement to another party without the consent of the other party, not to be unreasonably withheld; PROVIDED, HOWEVER, each party reserves the right to make reasonable disclosures (including the redaction of material or financial terms) as required by securities or other applicable laws, or to actual or prospective investors or corporate partners (including licensees and acquirers), or to accountants, attorneys and other professional advisors on a need-to-know basis under circumstances that ensure the confidentiality thereof, or to the extent required by law. If such Confidential Information is to become public information by such disclosure the disclosing party must obtain the written consent of the non-disclosing party in order to obtain protection of the Confidential Information if necessary.

     5.4. PRESS RELEASE. Notwithstanding the foregoing, the parties shall agree upon a press release to announce the execution of this Agreement. Thereafter, XENO and ROSETTA may each disclose to Third Parties the information contained in such press release without the need for further approval by the other.

 6.  TERMINATION

     6.1.1. This Agreement shall continue until the last expiration date of all patents licensed under this Agreement and shall survive the bankruptcy, insolvency or similar event related to either party.

     6.1.2. Either party shall have the right to terminate this Agreement at any time for a material breach of this Agreement by the other party, provided that the non-breaching party shall have first given [***] prior written notice ([***] in the event of non-payment of any amounts due under this Agreement) to the breaching party describing such breach and stating the non-breaching party's intention to terminate this Agreement if such breach remains uncured, and the breaching party thereafter fails to cure same within [***].

     6.1.3. ROSETTA may terminate this Agreement without cause at any time by providing written notice to XENO of such termination and such termination will be effective [***] thereafter. Any termination pursuant to this Section 6.1.3 shall not relieve ROSETTA of any obligation or liability accrued hereunder prior to such termination, including ROSETTA's obligation to pay royalties accrued or accruable. The licenses granted hereunder and all sublicenses granted by ROSETTA under this agreement shall terminate in the event the Agreement is terminated by ROSETTA or termination by an arbitrator for an uncured breach by ROSETTA.

 7.  MISCELLANEOUS

     7.1. BINDING EFFECT; ASSIGNMENT. This Agreement shall be binding upon the parties' respective successors and permitted assigns. Neither party may assign this Agreement or any of its rights or


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          obligations hereunder without the prior written consent of the other party (not to be unreasonably withheld), and any such attempted assignment shall be void; PROVIDED, HOWEVER, that ROSETTA and XENO may assign this Agreement as part of a merger or consolidation in which the surviving entity assumes all of ROSETTA's and XENO's rights and obligations hereunder or a sale of substantially all of the assets or stock of such party to which this Agreement relates. The parties acknowledge and agree that until the Section 8.4 Amendment is executed and delivered, in the event that the Harvard License Agreement is terminated, Harvard shall have the option of having this Agreement assigned to it or terminating the licenses granted herein.

     7.2. EFFECT OF WAIVER. No waiver of any default, condition, provisions or breach of this Agreement shall be deemed to imply or constitute a waiver of any other like default, condition, provision or breach of this Agreement.

     7.3. LIMITATION OF LIABILITY. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY.

     7.4. INDEMNIFICATION. ROSETTA will defend, indemnify and hold XENO, its officers, directors, employees, Affiliates and agents harmless against any and all liability, loss, damage, claim or expense (including attorneys' fees) arising out of (a) a breach of any representation or warranty or covenant made by ROSETTA in this Agreement or (b) a suit by a Third Party directly relating to the negligence of ROSETTA in the performance under this Agreement by ROSETTA; except to the extent such claim is caused by the negligence or willful misconduct of XENO or a breach of a representation or warranty of XENO. XENO will defend, indemnify and hold ROSETTA, its officers, directors, employees, Affiliates and agents harmless against any and all liability, loss, damage, claim or expense (including attorneys' fees) arising out of
          (x) a breach of any representation or warranty or covenant made by XENQ in this Agreement or (y) a suit against ROSETTA, its officers, directors, employees, Affiliates or agents by a Third Party related to ROSETTA's performance under this Agreement. ROSETTA may, at its option, conduct the defense in any such suit by a Third Party and XENO agrees to cooperate fully with such defense.

     7.5. LIABILITY INSURANCE. ROSETTA agrees that it shall indemnify, defend, and hold XENO harmless from any claim, demand or action by any Third Party arising out of ROSETTA's gross negligence or intentional misconduct relating to ROSETTA's performance under this Agreement. ROSETTA agrees to maintain at its expense general liability coverage at a minimum level of [***] per occurrence, to name XENO as an additional insured on ROSETTA's general liability policy at all times during the term of this Agreement and to furnish XENO, upon reasonable request, certificates evidencing such coverage and copies of the applicable policies.

     7.6. PATENT DEFENSE COSTS. XENO will use reasonable efforts, at its discretion to defend XENO Patents and Harvard Patents at its own expense against any infringement by a Third Party, and XENO will notify ROSETTA promptly in writing of any such infringement by a Third Party known by XENO; PROVIDED, HOWEVER, that (a) ROSETTA, at its option, may elect to join any such prosecution of a Third Party infringer initiated by XENO at ROSETTA's expense and (b) XENO will conduct such prosecution upon the advice and consent of ROSETTA with respect to material decisions (including litigation strategy decisions) relating to such prosecution. If XENO


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          does not initiate such a prosecution with respect to any individual instance of Third Party infringement, ROSETTA may, at its own expense, upon the advice and with the consent of XENO, initiate and control such prosecution. In the event that ROSETTA is sued by a Third Party for infringement of a Third Party's patent, XENO hereby agrees, if ROSETTA so requests, to provide ROSETTA with all reasonable advice or technical support that ROSETTA may reasonably request at ROSETTA's expense.

     7.7. DILIGENCE. ROSETTA agrees to use reasonable commercial efforts to fulfill the obligations of the express due diligence provision of the Harvard License Agreement as it applies to a sublicense under the Harvard License Agreement.

     7.8. FORCE MAJEURE. Neither party shall lose any rights hereunder or be liable to the other party for damages or losses (except for payment obligations) on account of failure of performance by the defaulting party if the failure is occasioned by war, strike, fire, act of God, earthquake, flood, lockout, embargo, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence or intentional conduct or misconduct of the nonperforming party, and such party has exerted all reasonable efforts to avoid or remedy such force majeure; PROVIDED HOWEVER, that in no event shall a party be required to settle any labor dispute or disturbance. -

     7.9. AMENDMENT. No modification, supplement to or waiver of this Agreement or any Addendum hereto or any of their provisions shall be binding upon a party hereto unless made in writing and duly signed by an authorized representative of both XENO and ROSETTA. In no event may the terms of this Agreement be changed, deleted, supplemented or waived by any notice, purchase order, receipt, acceptance, bill of lading or other similar form of document. A failure of either party to exercise any right or remedy hereunder, in whole or in part, or on one or more occasions, shall not be deemed either a waiver of such right or remedy to the extent not exercised, or of any other right or remedy, on such occasion or a waiver of any right or remedy on any succeeding occasion.

    7.10. ENTIRE AGREEMENT. This Agreement, and each Exhibit attached hereto, and each supplemental written agreement contemplated hereunder, sets forth the entire understanding and agreement of the parties as to the subject matter thereof, and there are no other understandings, representations or promises, written or verbal, not set forth herein or on which either party has relied. If any provisions of any such Addendum or supplemental written agreement conflict with any provisions set forth in this Agreement, the provisions of this Agreement shall take precedence, unless such Addendum or supplemental written agreement expressly refers to the specific provision(s) of this Agreement that it is intended to replace or modify (and which shall be limited in force and effect to such Addendum or supplemental written agreement only).

    7.11. NOTICES. All Notices under this Agreement shall be given in writing and shall be addressed to the parties at the following addresses:

                           FOR XENO:

                                    Stephen J. Sullivan
                                    CEO, President and Director
                                    Xenometrix, Inc.
                                    2425 North 55th Street


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                    Boulder, Colorado 8030 1-5700

                            FOR ROSETTA:

                                    President
                                    Rosetta Inpharmatics
                                    12040 115th Avenue NE
                                    Kirkland, WA 98034

          Notices shall be in writing and shall be deemed delivered when received, if delivered by a courier, overnight mail service or the like, or a week following mailing, if sent by first-class certified or registered mail, postage prepaid.

    7.12. ARBITRATION. The parties recognize that disputes as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights and/or obligations hereunder. It is the objective of the parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to arbitration. The parties agree that prior to any arbitration concerning this Agreement, XENO's CEO and ROSETTA's CEO or COO will meet in person or by video-conferencing in a good faith effort to resolve any disputes concerning this Agreement. Within [***] of a formal request by either party to the other, any party may, by written notice to the other, have such dispute referred to their respective officers designated or their successors, for attempted resolution by good faith negotiations, such good faith negotiations to begin [***] after such notice is received. Except as otherwise provided specifically herein, any controversy or claim under this Agreement shall be solely settled by arbitration by one arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the "Association"); provided that the parties shall first use their best efforts to resolve such dispute by negotiation. The arbitration shall be conducted in Boulder, Colorado. The arbitrator shall be selected by the joint agreement of the parties, but if they do not so agree within twenty (20) days of the date of a request for arbitration, the selection shall be made pursuant to the rules of the Association. The decision reached by the arbitrator shall be conclusive and binding upon the parties hereto and may be filed with the clerk of any court of competent jurisdiction, and a judgment confirming such decision may, if desired by any party to the arbitration, be entered in such court. Each of the parties shall pay its own expenses of arbitration and the expenses of the arbitrator(s) shall be equally shared; PROVIDED, HOWEVER, that if in the opinion of the arbitrator(s) any claim hereunder or any defense or objection thereto was unreasonable, the arbitrator(s) may assess, as part of the award, all or any part of the arbitration expenses (including reasonable attorneys' fees) against the party raising such unreasonable claim, defense or objection. Nothing herein set forth shall prevent the parties from settling any dispute by mutual agreement at any time.

    7.13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without regard or giving effect to its principles of conflict of laws.

    7.14. SEVERABILITY AND SURVIVAL. This Agreement is intended to be severable. If any provision(s) of this Agreement are or become invalid, are ruled illegal by a court of competent jurisdiction or are deemed unenforceable under the current applicable law from time to time in effect during the term hereof, it is the intention of the parties that the remainder of the Agreement shall not be affected thereby and shall continue to be construed to the maximum extent permitted by law at


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

          such time. It is further the intention of the parties that in lieu of each such provision which is invalid, illegal, or unenforceable, there shall be substituted or added as part of this .Agreement by such court of competent jurisdiction a provision which shall be as similar as possible, in economic and business objectives as intended by the parties to such invalid, illegal or unenforceable provision, but shall be valid, legal and enforceable. Unless expressly stated otherwise, any provision intended by its meaning to survive, will survive the expiration or any other termination of this Agreement.

    7.15. INDEPENDENT CONTRACTORS. The parties hereto are acting as independent contractors and shall not be considered partners, joint venturers or agents of the other. Neither shall have the right to act on behalf of, or to bind, the other.

    7.16. HEADINGS. Captions and paragraph headings are for convenience only and shall not form an interpretative part of this Agreement. Unless otherwise specifically provided, all references to an Article incorporate all Articles or subsections thereunder. This Agreement shall not be strictly construed against either party hereto and maybe executed in two or more counterparts, each of which will be deemed an original and the same instrument.

                            (Signature Page Follows]


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                   IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


By: /s/ Stephen J. Sullivan                        Date: 11/12/98
   -------------------------------------                 ---------------------

Stephen J. Sullivan
CEO and President
For Xenometrix, Inc.


By: /s/ Stephen H. Friend, M.D., Ph.D.             Date: 11/12/98
   -------------------------------------                 ---------------------

Stephen H. Friend, M.D., Ph.D.
President, Chief Scientific Officer
for ROSETTA INPHARMATICS, Inc.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                    EXHIBIT A


         PATENT/              FILING DATE            COUNTY              ISSUE DATE                   TITLE
      APPLICATION #







                                                       [  *    *    *]








* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                    EXHIBIT B


         PATENT/              FILING DATE            COUNTY              ISSUE DATE                   TITLE
      APPLICATION #







                                                       [  *    *    *]







* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                    EXHIBIT C

                            HARVARD LICENSE AGREEMENT



                                      [***]






* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.